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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of May 8, 2000 by and between WESTPORT RESOURCES CORPORATION a Delaware corporation, whose address is Suite 2300, 410 17th Street, Denver, Colorado 80202 (the "Company"), and DONALD D. WOLF whose address is 768 Franklin Street, Denver, Colorado 80218 ("Officer").

         THE PARTIES AGREE AS FOLLOWS:

         1.       Service.

                  1.1 Position. Officer agrees to be employed by and to serve the Company as Chairman and Chief Executive Officer, and the Company agrees to employ and retain Officer in such capacity in accordance with the terms of this Agreement. Officer shall have powers as determined by the Company's Board of Directors and duties commensurate with his position as Chairman and Chief Executive Officer of the Company.

                  1.2 Duties. The Officer shall assume and discharge the responsibilities of the Chairman and Chief Executive Officer (as set forth in the Bylaws of the Company), as well as such other responsibilities as may be assigned to him by the Board of Directors of the Company. Officer shall perform his responsibilities to the best of his abilities, shall comply with the general management policies of the Company as announced by the Board of Directors from time to time and shall devote all of his business time, skill and attention to the good faith best efforts performance of his responsibilities and the affairs of the Company. The Officer will engage in no other business or activity for compensation during the term of this Agreement except with the prior written consent of the Company. The Officer shall always be subject to the directions of the Board of Directors, to whom Officer shall report directly, in the performance of his responsibilities, and nothing herein shall affect the power of the Board of Directors to limit, alter, restrict, or remove the authority of the Officer. Officer's principal place of business with respect to his services to the Company shall be at its offices located in the Denver, Colorado metropolitan area or other location reasonably acceptable to Officer. Officer shall be required at various times to travel as part of his duties.

         2.       Term of Employment.

                  2.1 Basic Term. The initial term of employment of Officer by the Company shall be from the date hereof through May 31, 2003 unless terminated earlier pursuant to this Agreement.

         3.       Salary, Benefits and Bonus Compensation.

                  3.1 Base Salary. Commencing May 8, 2000, the Company agrees to pay to Officer a "Base Salary" of $325,000 per annum, payable on the Company's regularly established payroll payment dates. The Base Salary shall be subject to modification for


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each calendar year or portion thereof determined in the sole discretion of the
Board of Directors. In the absence of and until any salary determination by the Board, Officer's Base Salary for a particular calendar year shall be identical to Officer's Base Salary in effect on December 31st of the immediately preceding calendar year.

                  3.1      Benefits.

                           3.2.1 Officer Benefits. Officer shall be eligible to
participate in such of the Company's benefit and compensation plans as may be generally available to employees of the Company, including participation in the Company's health insurance plan, bonus plan, and its 401(k) program. All such benefit plans may be amended or discontinued in the sole discretion of the Company.

                           3.2.2 Business Expenses. The Company shall reimburse
Officer for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement, including travel and entertainment expenses. Officer shall present monthly to the Company an itemized account of such expenses in such form as may be required by the Company.

                           3.2.3 Auto. Officer shall be provided with an
appropriate company automobile to be used for business purposes in the course of performing his duties described in Section 1.2. The automobile may also be used by the Officer for personal travel, and, in such event, the Officer shall maintain records regarding automobile use as required by federal tax regulations. The Officer's records of automobile use shall be available to the Company upon request.

                           3.2.4 Vacation and Health Club. Officer shall be
entitled to vacation time generally available to executive employees of the Company (but no less than four weeks per year), during which vacation time his compensation shall be paid in full. Officer shall be eligible to use the Company's health club membership and Petroleum Club membership.

                           3.2.5 Stock Option. Officer shall be granted a
stock option to acquire Five Hundred Thousand (500,000) shares of the Company's common stock, (the "Common Stock"), at a price of $16.28 per share pursuant to the terms of the Stock Option Plan (the "Plan") effective as of March 1, 2000. Such options shall vest ratably over a three (3) year period, subject to adjustment as necessary for changes made to the outstanding shares of Common Stock as set forth in the Plan, and pursuant to a stock option agreement to be entered into by and between the Company and Officer pursuant to the Plan.

                           3.2.6 Severance. If, prior to May 31, 2003, Officer
is subject to a Termination Other Than for Cause (as defined below), the Company shall pay Officer a sum equal to three times Officer's then applicable annual Base Salary and three times the average of the last three years' bonuses.


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                  3.3 Other Benefits. Nothing in this Article 3 shall be deemed to limit or restrict any right or benefit of Officer under the Company's Certificate of Incorporation, Bylaws or other documents or agreements of the company applicable to officer.

4.       Termination of Employment.

                  4.1 Termination for Cause. Termination for Cause (as defined below) of Officer's employment may be effected by the Company at any time without liability except as specifically set forth in this Section 4.1. The termination shall be effected by written notification to Officer and shall be effective as of the time set forth in such notice. At the effective time of a Termination for Cause, Officer immediately shall be paid all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the effective date of termination. In addition, Officer shall be entitled to benefits under any benefit plans of the Company in which Officer is a participant to the full extent of Officer's rights under such plans.

                  4.2 Termination Other Than for Cause. The Company may effect a Termination Other Than for Cause (as defined below) of Officer's employment at any time upon giving written notice to Officer of such termination and without liability except as specifically set forth in this Section 4.2. The termination shall be effective as of the time set forth in such notice. At the effective date of any Termination Other Than for Cause, Officer shall immediately be paid all accrued Base Salary, severance payments pursuant to Section 3.2.6 and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the effective date of termination. In addition, Officer shall be entitled to benefits under any benefit plans of the Company in which Officer is a participant to the full extent of Officer's rights under such plans.

                  4.3 Disability. If, during the term of this Agreement, Officer, in the reasonable judgment of the Board of Directors of Company, has failed to perform his duties under this Agreement on account of illness or physical or mental disability, which condition renders Officer incapable of performing the duties of this office, and such condition continues for a period of more than three (3) months, Company shall have the right to terminate Officer's employment hereunder by written notification to Officer. In the event of such termination, Company shall pay to Officer all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the effective date of termination, and severance payments pursuant to Section 3.2.5. In addition, Officer shall be entitled to benefits under any benefit plans of the Company in which Officer is a participant to the full extent of Officer's rights under such plans.

                  4.4 Death. In the event of Officer's death during the term of employment hereunder, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs, and the Company shall pay promptly to his estate all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the effective date of termination. Officer's estate shall also be entitled to benefits under any benefit plans of the Company in which Officer is a participant to the full extent of Officer's rights under such plans.


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                  4.5 Voluntary Termination. In the event of a Voluntary
Termination (as defined below) by Officer, the Company shall immediately pay all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder, all to the effective date of termination. In addition, Officer shall be entitled to benefits under any benefit plans of the Company in which Officer is a participant to the full extent of Officer's rights under such plans.

                  4.6 Termination Upon a Change in Control. In the event of a termination upon a change in control, Officer shall be paid all accrued Base Salary and any reasonable and necessary business expenses incurred by Officer in connection with his duties hereunder and severance payments pursuant to section
3.2.6. "Termination Upon a Change in Control" shall mean a termination by Officer for Good Reason (as defined below) of Officer's employment with Company following a Change in Control (as defined below). For purposes of this Agreement, "Good Reason" shall include, but not be limited to, any of the following (without the Officer's express written consent):

                  i) the assignment to Officer by Company of duties inconsistent with, or a substantial alternation in the nature or status of, Officer's responsibilities immediately prior to a Change in Control.

                  ii) any reduction by Company in the officer's Base Salary in any fiscal year after the date of a change in Control; or

                  iii) the assignment to the Officer by the Company of duties requiring the Officer to locate outside of Denver, Colorado.

                  iv) after a Change in Control, any material breach by Company of any provision of this Agreement, if such material breach has not been cured within thirty (30) days following written notice by Officer to Company of such breach setting forth with specificity the nature of the breach.

                  4.7 Excise Tax Limitation

                  i) Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Officer, by the Company, any Affiliate, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Officer shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross-Up Payment, the Officer retains an


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amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total
Payments.

                  ii) Determination by Accountant. All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section, including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 2(d)(2), shall be made at the Company's expense by an independent accounting firm selected by the Company from among the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Officer by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Officer (if the Officer reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Officer, it shall furnish the Officer and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (8\including the reasons therefor) and that the Officer has substantial authority not to report any Excise Tax on his or her federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Officer within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Officer, absent manifest error. As a result of uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Officer. In the case of an Overpayment, the Officer shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Officer shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he or she has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent to make the Officer whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Officer repaying to the Company an amount which is less than the Overpayment.

                  iii) The Officer shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Officer is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is


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requested to be paid. The Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, the Officer shall:

                           a) give the Company any information reasonably requested by the Company relating to such claim,

                           b)       take such action in connection with
                                    contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           c) cooperate with the Company in good faith in order effectively to contest such claim, and

                           d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Officer harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 2(d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Officer to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Company directs the Officer to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Officer, on an interest-free basis, and shall indemnify and hold the Officer harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitation relating to payment of taxes for the taxable year of the Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and the Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.


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         5.       Protection of the Company's Business.

                  5.1 No Competition. Officer shall not, for twelve (12) months following the voluntary termination of his employment, work as an employee or independent contractor or become an investor or owner in or lender to any business, corporation, partnership or other entity (a "Competing Business") where such employment with, investment in or service to the Competing Business would aid, entail or result in such Competing Business' competition with the Company in any project or transaction of the Company of which Officer was aware or should have been aware during the term of his employment with the Company.

                  5.2 No Hire of Other Officers or Contractors. Officer agrees that for a period of twelve (12) months from and after the date following the termination of his employment, he shall not, directly or indirectly, as an employee of or consultant to any Person, or for himself or on behalf of, or in connection with, any Person, solicit or attempt to solicit, direct or take away any Person who was an employee, agent, or contractor of the Company at any time during the twelve-month period prior to the termination of Officer's employment or who is an employee, agent or contractor for the Company during the twelve-month period following the termination of Officer's employment; provided, however, that this provision shall not apply to the solicitation or attempted solicitation of any Person known in the industry in which the Company is engaged to have performed services in the industry generally and not as an employee of any single entity in the industry. The Company may waive the restriction contained in this Section 5.2 as to any employee at any time, but any such waiver shall not be considered a waiver of the future application of this provision nor shall it be considered a waiver as to any employee other than the one to whom it applies.

         6.       Confidentiality.

                  6.1 Confidential Information and Materials. All of the Confidential Information and Materials, as defined herein, are and shall continue to be the exclusive confidential property and trade secrets of the Company. Such Confidential Information and Materials shall include only such information that is proprietary to the Company and shall not include any information that becomes part of the public domain through no fault of Officer. Confidential Information and Materials have been or will be disclosed to Officer solely by virtue of his employment with the Company and solely for the purpose of assisting him in performing his duties for the Company. "Confidential Information and Materials" refers to the terms of this Agreement, the organization structure and ownership of the Company, its shareholders, its advisors and advisors to its shareholders, its affiliates and the affiliates of any of its shareholders and their advisors and all information belonging to or used by the Company or the Company's clients or associates relating to internal operations, procedures and policies, finances, income, profits, business strategies, pricing, billing information, compensation and other personnel information, client contacts, sales lists, employee lists, geotechnical information of every sort and character, technology, land status, exploration and acquisition plans and programs, costs, marketing plans, developmental plans, drilling plans, inventions, computer program manuals, computer programs, and computer system designs (to the extent such manuals, programs and designs are created by or for the Company and are not off-the-shelf manuals, programs and


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designs) and trade secrets of every kind and character, whether or not they constitute a trade secret under applicable law and whether developed by Officer during or after business hours.

                  6.2 Non-disclosure and Non-use. Officer may use Confidential Information and Material while an employee of the Company and in the course of that employment to the extent deemed necessary by the Board of Directors for the performance of Officer's responsibilities or as otherwise required by law. Such permission expires upon termination of his employment with the Company or on notice from the Company. Officer shall not, either during or after his employment with the Company, disclose any Confidential Information or Materials to any person, firm, corporation, association or other entity for any reason or purpose unless expressly permitted by the Company in writing or unless required by law to be disclosed. Officer shall not use, in any manner other than to further the Company's business, any Confidential Information or Materials. Upon termination of his employment, Officer shall immediately return all Confidential Information or Materials or other property of the Company, its associates or its potential associates in his possession or control.

         7.       Definitions.

                  7.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           7.1.1 "Affiliate" shall mean, with respect to any
Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote the securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors of a corporation or other Persons performing similar functions for any other type of Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as general partner, as trustee or otherwise.

                           7.1.2 "Change in Control" shall be defined to have
occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the current beneficial owners or their Affiliates (as defined herein) are or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than one-half of the then outstanding voting stock of the Company; or (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger of consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger of consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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                           7.1.3 "Person" shall mean any individual,
partnership, joint venture, firm, company, corporation, association, trust or other enterprise or any government or political subdivision or any agent, department or instrumentality thereof.

                           7.1.4 "Termination for Cause" shall mean termination
by the Company of Officer's employment by the Company by reason of Officer's (1) willful dishonesty towards, fraud upon or deliberate injury or attempted deliberate injury to the Company; (2) misrepresentation or concealment of a material fact or circumstance for the purpose of or otherwise in connection with securing employment with the Company; (3) breach by Officer of any of the provisions of Section 6 of this Agreement; (4) the refusal or willful failure to follow the lawful directions of the Board of Directors; (5) conviction for a felony; or (6) any material breach of this Agreement.

                           7.1.5 "Termination Other Than for Cause" shall mean
termination by the Company of Officer's employment by the Company other than a Termination for Cause or for any or no reason. In no event shall the expiration of this Agreement as set forth in Section 2.1 constitute a "Termination Other Than for Cause".

                           7.1.6 "Voluntary Termination" shall mean termination
by Officer of Officer's employment with the Company, but shall not include constructive termination by the Company by reason of material breach of this Agreement by the Company. Voluntary Termination shall include a termination of Officer by the Company after its receipt of a notice of an otherwise Voluntary Termination from Officer.

         8.       Remedies.

                  8.1 Equitable Remedies. The service rendered by Officer to the Company and the information disclosed to Officer during his employment are of a unique and special character, and any breach of Sections 5 or 6 hereof will cause the Company irreparable injury and damage which will be extremely difficult to quantify. The parties agree that because of unquantified risks and intangibles which are impossible to measure, the Company will be entitled to, in addition to all other remedies available to it, injunctive relief to prevent a breach and to secure the enforcement of all provisions of Sections 5 and 6. Injunctive relief may be granted immediately upon the commencement of any such action without notice to Officer, which notice Officer hereby specifically waives.

                  8.2 Arbitration. In the event any controversy arises with respect to this Agreement, it shall be arbitrated in accordance with the rules and procedures of the American Arbitration Association with the following limitations:

                           8.2.1 The laws of the State of Colorado shall be
applied to the interpretation and resolution of the controversy. The situs of the arbitration shall be in the Denver Metropolitan Area of Colorado.

                           8.2.2 The parties shall be entitled to conduct
expedited discovery proceedings in accordance with the Colorado Rules of Civil Procedure and such rights of discovery may be enforced by the appropriate court by filing a petition for compliance, in


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regard to which the parties hereto agree to abide timely and fully. The discovery period shall in no event exceed a period of sixty (60) days from the date the arbitration response is filed by the responding party.

                           8.2.3 Arbitration procedures shall be conducted
substantially in accordance with the Rules of Civil Procedure in the State of Colorado and the Rules of Evidence of said State.

                           8.2.4 The award of arbitration  may be reduced to
judgment in accordance with the rules of Civil Procedure of the State of Colorado and/or the rules or laws of any other jurisdiction and the Colorado Uniform Arbitration Act.

                           8.2.5 In the event one party willfully, after ten
(10) days notice of his failure or refusal, fails or refuses to comply timely with the arbitration procedure, that party shall be deemed to have conclusively waived its right to participate in the arbitration and the nondefaulting party may either proceed to arbitration, the decision of which shall be binding upon the defaulting party, or may proceed in an action in court.

                           8.2.6 The prevailing party in any arbitration may be
entitled to an award of attorneys' fees and all costs to be paid by the losing party in the arbitration as determined by the arbitrators.

                           8.2.7 In the event a court of competent jurisdiction
or panel of arbitrators finds any of the provisions of this section 8.2 to be so overbroad as to be unenforceable, it is the parties' intent that with respect to such jurisdiction such provision be reduced in scope by the Court, but only to the extent deemed necessary by the Court or arbitrators to render the provision reasonable and enforceable, keeping in mind that it is the parties' intent to give the Company the broadest possible legal protection.

                           8.2.8 In no event shall any monetary dispute between
the parties be arbitrated or litigated until there is an aggregated dollar amount of not less than $10,000.00 in dispute.

                  8.3 Costs. Each party shall bear its own costs, including attorneys fees, in enforcing or interpreting any provision of this Agreement.

                  8.4 Severability. It is the express intent of the parties hereto that the obligations of, and restrictions on, the parties provided for in this agreement shall be enforced and given effect to the fullest extent legally permissible. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained in this Agreement because the duration thereof is too long, the scope thereof is too broad or some other reason, for the purpose of such proceeding, the court may reduce such duration or scope to the extent necessary to permit the enforcement of such obligations and restrictions.


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         9.       Miscellaneous.

                  9.1 Payment Obligations. The Company's obligation to pay Officer the compensation provided herein is subject to the condition precedent that Officer perform his obligations.

                  9.2 Withholdings. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law. The Company may withhold amounts due it from Officer from amounts due under this Agreement to Officer.

                  9.3 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  9.4 Entire Agreement: Modifications. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements or obligations respecting any past or future compensation, stock options or issuances, bonuses, reimbursements or other payments to Officer from the Company. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                  9.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier or by facsimile and shall be deemed to have been duly given upon hand delivery, three (3) days after mailing, the first business day following delivery to a commercial overnight courier or upon receipt of a facsimile, addressed as follows:

                  If to the Company:

                           Westport Oil and Gas Company, Inc.
                           410 Seventeenth Street, #2300
                           Denver, Colorado  80202
                           Facsimile:  (303) 573-5609

                  with a copy to:

                           Dr. Richard J. Has Partners
                           Attention:  Mr. Michael Russell
                           Dukes Court
                           32 Duke Street St. James
                           London UK  SW1Y 6DF
                           Facsimile:  011-44-207-321-5242

                           Equitable Resources Energy Co.
                           One Oxford Centre, Suite 3300
                           Pittsburgh, PA  15219
                           Attention:  Mr. Murry Gerber
                           Facsimile:  (412) 553-5731


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                  If to Officer:

                           Donald D. Wolf
                           768 Franklin Street
                           Denver, Colorado  80218

Any party may change such party's address for notices by notice given pursuant to this Section 9.5.

                  9.6 Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                  9.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without application of its conflict of law rules. Officer hereby submits to the exclusive jurisdiction and venue of the District Court of the State of Colorado for the City and County of Denver or the United States district Court for the district of Colorado for purposes of any legal action. Officer agrees that service upon Officer in any such action may be made by first-class mail, certified or registered, in the manner provided for delivery of notices in Section 9.5

                  9.8 Severability. Should a court or other body of competent jurisdiction determine that any provision of this agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

                  9.9 Survival of the Company's Obligation. The Company's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by any merger or consolidation or other reorganization of the Company. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and insure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as provided in this Section, this Agreement shall not be assignable either by the Company or by Officer.

                  9.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.



OFFICER                             WESTPORT RESOURCES CORPORATION
                                    a Delaware Corporation



--------------------------------    ----------------------------------------
Donald D. Wolf                      Name:
                                    Title:





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